                                                                                                                     EXHIBIT 4(a)(2)

[LOGO OF PACIFIC LIFE]                            Pacific Life Insurance Company                          PACIFIC INNOVATIONS SELECT
                                             P.O. Box 7187 . Pasadena, CA 91109-7187                    Variable Annuity Application
                                               www.PacificLife.com . (800) 722-2333

                                            Call (800) 722-2333 if you need assistance.

1. ANNUITANT  Annuitant(s) must be an individual. Check product guidelines for maximum issue age.

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Name (First, Middle Initial, Last)                           Birth Date (mo/day/yr)     Age in Years      Sex

  John R. Doe                                                01/01/1967                      35           [X] M [_] F
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Street Address                     City, State, ZIP                                     SSN

 555 Main Street                    Anytown, USA 12345                                   ###-##-####
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Solicited at: State  Complete this box for custodial-owned qualified contracts only. Will not be valid for any other contract types.
                     Information put here will be used for contract and agent appointment purposes.
________  _________
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ADDITIONAL ANNUITANT    Complete this section to name additional annuitant. Not applicable for qualified contracts.
                        Check One: [X] Joint [_] Contingent

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Name (First, Middle Initial, Last)                           Birth Date (mo/day/yr)     Age in Years      Sex

 Jane A. Doe                                                 01/01/1967                      35           [_] M [X] F
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Street Address                     City, State, ZIP                                     SSN

555 Main Street                     Anytown, USA 12345                                   ###-##-####
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2. OWNER  If annuitant and owner are the same, it is not necessary to complete this section. If trust is owner, also complete Trust
Agreement Certification form. If non-natural or corporation is owner, also complete Non-Natural or Corporate Owned Disclosure
Statement. Check product guidelines for maximum issue ages.

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Name (First, Middle Initial, Last)                           Birth Date (mo/day/yr)     Age in Years      Sex

                                                                                                          [_] M [_] F
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Street Address                     City, State, ZIP                                     SSN


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ADDITIONAL OWNER  Not applicable for qualified contracts.  Check One: [_] Joint [_] Contingent

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Name (First, Middle Initial, Last)                           Birth Date (mo/day/yr)     Age in Years      Sex

                                                                                                          [_] M [_] F
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Street Address                     City, State, ZIP                                     SSN


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3. BENEFICIARIES  If no boxes are checked, default will be primary beneficiaries. For non-individually owned custodially held IRAs,
457 and qualified plans, if no beneficiary is listed, the beneficiary will default to the owner listed on the application. Unless otherwise indicated, proceeds will be divided equally. Use Special Requests section to provide additional beneficiaries or beneficiary information.

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Name (First, Middle Initial, Last)    [X] Primary            Relationship       SSN/TIN            Percentage
                                      [_] Contingent
Mary S. Doe                                                  Daughter           ###-##-####        100%
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Name (First, Middle Initial, Last)    [_] Primary            Relationship       SSN/TIN            Percentage
                                      [_] Contingent
                                                                                                      %
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4. CONTRACT TYPE Select ONE.            5. INITIAL PURCHASE PAYMENT  Make check payable to Pacific Life Insurance Company.
[X] Non-Qualified  [_] Custodial IRA    5A. NON-QUALIFIED CONTRACT PAYMENT TYPE  Indicate the type of initial payment.
[_] IRA            [_] 401(a)/2/        [_] 1035 exchange/estimated transfer .......... $
[_] SIMPLE IRA/1/  [_] 401(k)/2/                                                         --------
[_] SEP-IRA        [_] 457              [X] Amount enclosed ........................... $ 25,000
[_] Roth IRA       [_] Keogh/HR10/2/                                                     --------
                   [_] TSA/403(b)/3/    5B. QUALIFIED CONTRACT PAYMENT TYPE Indicate the type of initial payment.
                                        If no year is indicated, contribution defaults to current tax year.
/1/ Complete Roth/SIMPLE form.
/2/ Complete Qualified Plan             [_] Transfer ......... $
    Certification form.                                         -----------
/3/ Complete TSA Certification form.    [_] Rollover ......... $
                                                                -----------
                                        [_] Contribution...... $             for tax year
                                                                -----------              ----------
                                                                                                                          *1802-3B1*

                                                                                           ----------------------------
6. REPLACEMENT  Will the purchase of this annuity result in the replacement, termination   Contract Type Being Replaced
or change in value of any existing life insurance or annuity in this or any other
company? [_] Yes [X] No  If yes, provide the information below and attach any required         [_] Life Insurance
state replacement and/or 1035 exchange/transfer forms. Use the Special Requests section        [_] Fixed Annuity
to provide additional insurance companies and contract numbers.                                [_] Variable Annuity
                                                                                           ----------------------------
----------------------------------------------        ----------------------------------
Insurance Company Name                                Contract Number

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7. AVAILABLE OPTIONS

7A. DEATH BENEFIT COVERAGE  Subject     7B. OPTIONAL EARNINGS                   7C. OPTIONAL GUARANTEED
to state availability. Annuitant(s)         ENHANCEMENT GUARANTEE (EEG)             INCOME ADVANTAGE (GIA)
must not be over age 75 at issue for        Subject to state availability.          Subject to state availability.
Stepped-Up and Premier Death                Annuitant(s) must not be                Annuitant(s) must not be
Benefits. If an option is not               over 75 at issue.                       over 80 at issue.
selected, the Standard Death Benefit        [_] EEG                                 [_] GIA
is the default
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[X] Standard Death Benefit  [_] Stepped-Up Death Benefit  [_] Premier Death Benefit
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7D. TELEPHONE/ELECTRONIC TRANSACTION AUTHORIZATION   I will receive this privilege automatically. By checking "yes," I am also authorizing and directing Pacific Life to act on telephone or electronic instructions from any other person(s) who can furnish proper identification. Pacific Life will use reasonable procedures to confirm that these instructions are authorized and genuine. As long as these procedures are followed, Pacific Life and its affiliates and their directors, trustees, officers, employees, representatives and/or agents, will be held harmless for any claim, liability, loss or cost. [X] Yes

7E. ELECTRONIC DELIVERY AUTHORIZATION   By checking "yes," I authorize Pacific Life to provide my statements, prospectuses and other information (documents) electronically instead of sending paper copies of these documents by U.S. mail. I will continue to receive paper copies of annual statements via U.S. mail. [X] Yes

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Email address:    JDoe@aol.com
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8. ALLOCATION OPTIONS   Use whole percentages only. Allocations must total 100%. Complete Transfers and Allocations form for dollar cost averaging and rebalancing.

      Manager:              Investment Option:                        Manager:              Investment Option:

                            % Blue Chip                              [LOGO OF               % Equity Index
      [LOGO OF          ---                                       MERCURY ADVISORS]     ---
        AIM]             10 % Aggressive Growth                                          20 % Small-Cap Index
                        ---                                                             ---

                            % Diversified Research                   [LOGO OF
                        ---                                        MORGAN STANLEY           % Real Estate
      [LOGO OF              % Small-Cap Equity                    ASSET MANAGEMENT]     ---
  CAPITAL GUARDIAN]     ---
                            % International Large-Cap
                        ---                                          [LOGO OF               % Multi-Strategy
                                                                  OPPENHEIMERFUNDS]     ---
      [LOGO OF              % I-Net Tollkeeper                                              % Main Street Core
    GOLDMAN SACHS]      ---                                                             ---
                                                                                            % Emerging Markets
                                                                                        ---
                            % Financial Services
                        ---
                            % Health Sciences                                               % Inflation Managed
      [LOGO OF          ---                                          [LOGO OF           ---
      INVESCO]              % Technology                              PIMCO]                % Managed Bond
                        ---                                                             ---
                            % Telecommunications
                        ---
                                                                                            % Equity Income
                                                                                        ---
                            % Strategic Value                                               % Research
                        ---                                          [LOGO OF           ---
      [LOGO OF              % Growth LT                         PUTNAM INVESTMENTS]         % Equity
       JANUS]           ---                                                             ---
                            % Focused 30                                                    % Aggressive Equity
                        ---                                                             ---


                            % Mid-Cap Value                           [LOGO OF              % Large-Cap Value
      [LOGO OF          ---                                       SALOMON BROTHERS]     ---
       LAZARD]           40 % International Value
                        ---
                                                                                            % Money Market
                                                                                        ---
                            % Capital Opportunities                  [LOGO OF               % High Yield Bond
                        ---                                        PACIFIC LIFE]        ---
      [LOGO OF              % Mid-Cap Growth                                             30 % DCA Plus Fixed
        MFS]            ---                                                             --- Option with a Guarantee
                            % Global Growth                                                 Term of  6  months +
                        ---                                                                         ---
                                                                     ----------------------
                                                                      MUST TOTAL 100%   100
                                                                     ----------------------

+ Must complete DCA section of Transfers and Allocations form.
                                                                                                          *1802-3B2*


9. SPECIAL REQUESTS If additional space is needed, attach letter signed and dated by owner(s).
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10. STATEMENT OF OWNER  I, the owner(s), understand that I have applied for an individual flexible premium deferred variable annuity contract ("contract") issued by Pacific Life Insurance Company ("company"). I received prospectuses for this variable annuity contract. After reviewing my financial background with my agent, I believe this contract will meet my insurable needs and financial objectives. If applicable, I considered the appropriateness of full or partial replacement of any existing life insurance or annuity. I UNDERSTAND THAT BENEFITS AND VALUES PROVIDED UNDER THE CONTRACT MAY BE ON A VARIABLE BASIS. AMOUNTS
DIRECTED INTO ONE OR MORE VARIABLE INVESTMENT OPTIONS WILL REFLECT THE INVESTMENT EXPERIENCE OF THOSE INVESTMENT OPTIONS. THESE
AMOUNTS MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. I have discussed all fees and charges, including withdrawal charges, for this contract with my agent.

If there are joint owners, the issued contract will be owned by the joint owners as Joint Tenants With Right of Survivorship and not as Tenants in Common.

I certify, under penalties of perjury, that I am a U.S. person (including a U.S. resident alien) and that the taxpayer identification number is correct.

These states require insurance companies to provide a fraud warning statement. Please refer to the fraud warning statement for your state as indicated below. Please check for state product availability.

Colorado  It is unlawful to knowingly provide false, incomplete, misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Services.

Virginia  It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

Washington  Any person who knowingly presents a false or fraudulent claim for payment of a loss or knowingly makes a false statement in an application for insurance may be guilty of a criminal offense under law.

All Other States: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which may be a crime and may subject such person to criminal and civil penalties.

                                                                        --------------------------------------     -----------------
                                                                        Owner's Signature                          Date
                                                                 ---------
                                                                 SIGN HERE    /s/ JOHN R. DOE                       06/01/2002
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-----------------------------------     ---------                        -------------------------------------     -----------------
Signed at: City                         State                            Joint Owner's Signature if applicable     Date
                                                                 ---------
 Orange                                   C A                    SIGN HERE    /s/ JANE A. DOE                       06/01/2002
                                                                 ---------
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11. AGENT'S STATEMENT  Do you have reason to believe that any existing life insurance or annuity has been (or will be) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming
the contract applied for will be issued?                                                           [_] Yes [X] No If yes, explain in
Replacement Section. I have explained to the owner(s) how the annuity will meet their insurable    --------------
needs and financial objectives. I have discussed the appropriateness of replacement, and             MUST CHECK
followed Pacific Life's written replacement guidelines.                                                  ONE
                                                                                                   --------------

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       Soliciting Agent's Signature                          Print Agent's Full Name               Agent's ID Number
---------
SIGN HERE  /s/ CINDY BROWN                                    Cindy Brown                           ###-##-####
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Agent's Phone Number                                         Agent's E-Mail Address                Option

 213-495-0111                                                                                      [_] A [_] B

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Broker/Dealer's Name                                         Brokerage Account Number Optional.

 Brown & Associates

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Send completed application as follows:

APPLICATIONS WITH PAYMENT:    Regular Mail Delivery: P.O. Box 100060, Pasadena, CA 91189-0060
                              Express Mail Delivery: 1111 S. Arroyo Parkway, Ste. 205, Pasadena, CA 91105

APPLICATIONS WITHOUT PAYMENT: Regular Mail Delivery: P.O. Box 7187, Pasadena, CA 91109-7187
                              Express Mail Delivery: 1111 S. Arroyo Parkway, Ste. 205, Pasadena, CA 91105

                                                                                                                          *1802-3B3*

[LOGO OF PACIFIC LIFE]                            Pacific Life Insurance Company                                         APPLICATION
                                             P.O. Box 7187 . Pasadena, CA 91109-7187                                    INSTRUCTIONS
                                               www.PacificLife.com . (800) 722-2333                       Pacific Innovations Select
                                                                                                                    Variable Annuity
Section Use these instructions when completing Pacific Innovations Select application forms

1. & 2. Annuitants/Owners:  Check product guidelines for maximum issue age. When setting up annuity contracts, there are many combinations of owner and annuitant registrations which may result in different death benefit consequences. For example, the death of an owner/annuitant may have different consequences than the death of a non-owner annuitant. Consult prospectus for additional information. For qualified contracts, there cannot be joint or contingent owners and/or joint annuitants. Spousal signatures may be required for certain actions in qualified contracts. This contract is not intended for use in group unallocated plans. For 401(a) pension/profit sharing, 401(k) and 457 plans, name plan as owner, and participant as sole annuitant. For 403(b) plans, name participant as both sole owner and sole annuitant. For IRAs (except Inherited IRAs), owner and annuitant should be the IRA owner. For Inherited IRAs, also complete and attach the appropriate Inherited IRA
        Certification form and see the Inherited IRA Checklist for owner/annuitant information. For nonqualified contracts only, if owner is non-natural person or corporation, also complete the Non-Natural or Corporate Owned Disclosure Statement. If trust is owner (other than Charitable Remainder Trust), also complete Trust Agreement Certification form. Consult a tax adviser to properly structure annuity contracts and effect transfers. Complete the "Solicited at: State" box for custodial owned contracts only.

   3.   Beneficiaries:  Indicate the person(s) or entity(ies) to be designated as beneficiary(ies). If no beneficiary(ies) is indicated, the provisions of the contract will govern as to the payment of any death benefit proceeds.

   4.   Contract Type:  Check the type of annuity contract to be issued. Complete appropriate form indicated. If initial IRA payment represents both a rollover and a contribution, indicate amounts for each. Pacific Life will only act as a non-designated financial institution.

   5.   Initial Purchase Payment:  Indicate the initial purchase payment in U.S. dollars. Minimum initial purchase payment for nonqualified contracts is $10,000 and for qualified contracts is $2,000. Transfer indicates a trustee to trustee or custodian to custodian transfer only.

   6.   Replacement:  Complete and attach a Transfer/Exchange form and any required state replacement forms.

   7.   Death Benefit Coverage (Optional):  Must be chosen at time of issue. If an option is not selected, the Standard Death
        Benefit will apply. Please consult prospectus for charges applicable to the Stepped-Up and Premier Death Benefit Riders.

        Earnings Enhancement Guarantee (Optional):  The EEG Rider is not available in all states.

        Guaranteed Income Advantage (Optional):  Please consult prospectus for charges and details.

        Telephone/Electronic Transaction Authorization (Optional):  By checking this box you authorize Pacific Life to receive certain instructions by telephone or electronically from your designee. This instruction is valid until you instruct us otherwise. Telephone/Electronic contract changes will be subject to the conditions of the contract, the administrative requirements of Pacific Life, and the provisions set forth in the contract's prospectus.

        Electronic Delivery Authorization (Optional):  Complete this section to receive statements, prospectuses and other information electronically. This instruction is valid until you instruct us otherwise.

   8.   Allocation Options:  "Choose one or more investment options to which all or a portion of the initial purchase payment may be allocated.  Use whole percentages only. Allocation percentages must total 100%. If choosing the DCA Plus Fixed Option:
        (a) indicate a 6- or 12-month guarantee term, and (b) complete the DCA section of the Transfers and Allocations form and submit with application. Only one guarantee term may be in effect at any given time.

   9.   Special Requests:  Use this section to indicate special registrations, additional beneficiaries or other instructions.

   10.  Statement Of Owner(s):  Please read this section carefully. The application must be signed and dated by the owner. In cases of joint ownership, both owners must sign. Indicate city and state where the application is signed.

   11.  Agent's Statement: Agent must fully complete and sign this section. If the agent's firm allows for Option C, and agent wants to select it, write "Option C" in the Special Requests section.

Important: Help avoid a returned application by confirming your application has the following minimum information:

    . Annuitant and owner information - Sections 1 & 2

    . Line of business is correct - Section 4

    . City and state where application is signed - Section 10

    . Date application is signed - Section 10

    . Agent's signature - Section 11
                                                                                                                   I/S Instr (03/03)